EX-35.2
(logo) EMC
       Mortgage Corporation
       Proven Performance


ITEM 1123 ANNUAL STATEMENT OF COMPLIANCE

EMC MORTGAGE CORPORATION

The undersigned, as duly authorized Officers of EMC Mortgage Corporation ("EMC") as master servicer (the "Master Servicer") pursuant to the Bear Stearns ARM Trust 2007-3 ("the Agreement") hereby certify that:

1. A review of EMC Master Servicing activities during the period from and including January 1, 2008 through and including December 31, 2008 (the "Reporting Period") and the performance of the Master Servicer under the Agreement has been made under my supervision.

2. To the best of my knowledge, based on such review, EMC Master Servicing has fulfilled all of its obligation under the Agreement in all material respects throughout the Reporting Period in all material respects.


IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 13th day of March 2009.

/s/ Mark T. Novachek
Mark T. Novachek
Senior Vice President

/s/ Michelle Viner
Michelle Viner
Manager-Vice President


800 State Highway 121 Bypass, Lewisville, TX 75067-4180
Mailing Address: P.O. Box 293150, Lewisville, TX 75029-3150


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       Member
       Mortgage Bankers Association of America